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                                                                       EXHIBIT 5

                               OPINION OF COUNSEL

     I refer to the Registration Statement on Form S-8 of H&R Block, Inc., a Missouri corporation (the "Company"), to be filed with the Securities and Exchange Commission in order to register under the Securities Act of 1933, as amended, the offering and issuance of 300,000 shares of the Company's Common Stock, without par value, pursuant to the Company's Stock Plan for Non-Employee Directors (the "Plan").

     I have examined the Articles of Incorporation and the Bylaws of the Company, each as amended to date, copies of the Plan, and such other documents and records as I have deemed relevant for purposes of this Opinion.

     Based upon the foregoing, it is my opinion that:

     1. The Company is duly organized, existing and in good standing under the laws of the State of Missouri.

     2. The Company is authorized to issue 400,000,000 shares of Common Stock, without par value, of which 104,983,334 shares of Common Stock were issued and outstanding at December 1, 1997.

     3. The presently issued and outstanding shares of Common Stock of the Company have been duly authorized and legally issued and are fully paid and non-assessable.

     4. The shares of Common Stock issuable under the Plan have been duly authorized and reserved for issuance and, when issued for the consideration specified in the Plan, will be legally issued, fully paid and non-assessable.

     I am employed by HRB Management, Inc., a subsidiary of the Company, and I serve as the Company's Vice President, Legal and Secretary.

     I consent to the inclusion in said Registration Statement of my foregoing opinion filed as Exhibit 5 thereto.

Dated:  December 10, 1997.


                                                     /s/ James H. Ingraham
                                                     ---------------------
                                                     James H. Ingraham
                                                     Vice President, Legal
                                                     and Secretary
                                                     H&R Block, Inc.